Exhibit 4.1

Certificate No.	Class	No. of Shares
Common Stock, Par Value $0.01 per Share

See Legend on Reverse Side

Eloxx Pharmaceuticals, Inc.

Incorporated Under the Laws of the State of Delaware

THIS IS TO CERTIFY THAT:

is the Registered Holder of              fully paid and non-assessable shares of the Common Stock, par value $0.01 per share, of the above-named Corporation transferrable on the books of the Corporation by the holder hereof in person or by a duly authorized Attorney upon surrender of this Certificate properly endorsed.

This certificate and the shares represented hereby are subject to the laws of the State of Delaware and to the Certificate of Incorporation and the By-laws of the corporation, in each case as from time to time amended.

IN WITNESS WHEREOF, ELOXX PHARMACEUTICALS, INC. has caused this certificate to be signed by its duly authorized officers as of this      day of             ,         .

/s/ Robert Ward	/s/ Gregory Weaver
Robert Ward, Chief Executive Officer	Gregory Weaver, Secretary

Restrictions on Transfer

THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL TO THE HOLDER (IF REQUESTED BY THE COMPANY), IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD OR ELIGIBLE TO BE SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Assignment

For value received, the undersigned hereby sells, assigns and transfers to                  shares of the common stock represented by this certificate, and hereby irrevocably constitutes and appoints                  attorney to transfer such stock on the books of the corporation with full power of substitution in the premises.

Dated                 , 20

Signature of registered owner corresponding exactly to the name of such owner as written on the face of this certificate

Witness